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Exhibit 23.2
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                       Consent of Independent Accountants


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated April 3, 2001, relating to the financial statements of CyberOpticLabs, Inc. (the "Company") that appears in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000.







/s/ Cipolla Sziklay Zak & Co., LLC

Cipolla Sziklay Zak & Co., LLC

West Orange, New Jersey

May 22, 2001